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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443 and 333-120335) and in the related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of Vista Gold Corp. (the "Company") of our report dated February 11, 2005, relating to the consolidated financial statements of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, BC, Canada

March 31, 2005

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CONSENT OF INDEPENDENT ACCOUNTANTS